Exhibit 3.4(ii)
BYLAWS

ILLINOIS POWER COMPANY
(An Illinois Corporation)

As Amended July 28, 2008

ARTICLE I

Shareholders

Section 1.  The annual meeting of the shareholders shall be held on the fourth Tuesday in April of each year (or if such a day shall be a legal holiday, then upon the next succeeding day not a legal holiday) or upon such other day determined by resolution of the Board of Directors.  Each such regular annual meeting shall be held at such time and at such location, within or without the State of Illinois, as the Board of Directors shall order. At such annual meeting, a board of directors shall be elected and such other business shall be transacted as may properly come before such meeting.

Section 2.  Special meetings of the shareholders may be held upon call of the Chairman, the President, or of the Board of Directors or of shareholders holding not less than one-fifth of the shares of the capital stock of the Corporation issued and outstanding, at such time and at such place within the State of Illinois as may be stated in the call and notice.  In the event of war, rebellion or other catastrophe, if the surviving members of the Board of Directors shall be reduced to less than a majority of the number fixed by these Bylaws, then any surviving member of the Board of Directors may so call a special meeting of shareholders, at such time and at such place as may be stated in the call and notice.

Section 3.  Notice stating the place, date and hour of every meeting of the shareholders, and in the case of a special meeting further stating the purpose for which such meeting is call, shall be mailed at least ten days before the meeting to each shareholder of record who shall be entitled to vote thereat, at the last known post office address of each such shareholder as it appears upon the books of the Corporation.  Such further notice shall be given by mail, publication or otherwise, as may be required by law.  Any meeting may be held without notice if all of the shareholders entitled to vote are present or represented at the meeting, or all of the shareholders entitled to notice of the meeting sign a waiver thereof in writing.

Section 4.  The holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding, entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, and the vote of a majority of such quorum shall be necessary for the transaction of any business, unless otherwise provided by law, by the Restated

Articles of Incorporation or by the Bylaws.  If at any meeting there shall be no quorum, the holders of record, entitled to vote, of a majority of such shares of stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

Section 5.  Meetings of the shareholders shall be presided over by the Chairman, or, if he is not present, the President, or a Vice President, in that order, or, in any event, by such other person as shall be selected for such purpose by the Board of Directors.  The Secretary of the Corporation, or, if he is not present, an Assistant Secretary of the Corporation, or, if neither the Secretary nor an Assistant is present, a secretary to be selected by the Board of Directors, shall act as secretary of the meeting.

Section 6.  At all meetings of the shareholders every holder of record of the shares of the capital stock of the Corporation, entitled to vote thereat, may vote thereat either in person or by proxy, provided that no shareholder may appoint more than three persons as proxies at any time, and that no proxy shall be valid after eleven months from the date of its execution, except where the stock is pledged as security for a debt to the person holding the Proxy.

Section 7.  At all elections of Directors the voting shall be by written ballot and shareholders may cumulate their votes.

Section 8.   The stock transfer books of the Corporation may, if so determined by the Board of Directors, be closed before any meeting of the shareholders, and for any other purpose, including the payment of any dividend, for such length of time as the Board may from time to time determine.

ARTICLE II

Directors

The Board of Directors of the Corporation shall consist of not less than three (3) or more than eight (8) Directors.  The number of Directors may be fixed or changed from time to time within the aforesaid range, by resolution of the Board of Directors or shareholders.  The Directors shall be elected at the regular annual meeting of the shareholders; but if the election of Directors is not held on the day of the annual meeting, the Directors shall cause the election to be held as soon thereafter as conveniently may be. Unless sooner terminated by any other provision hereof, the term of any Director shall automatically expire at the first annual meeting of the shareholders following his or her attainment of the age of 72.  Notwithstanding any other provision hereof, the term of any Director who is an officer or other full-time employee of the Corporation shall automatically expire immediately upon his or her retirement or other termination of employment by the Corporation.  A majority of the members of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.  The acts of a majority of the Directors present at any meeting at which there is a quorum shall, except as otherwise provided by law, by the Restated Articles of Incorporation or by the Bylaws, be the acts of the Board.

Section 2.  Vacancies in the Board of Directors, caused by death, resignation or otherwise, may be filled at any meeting of the Board of Directors and the directors so elected shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified.

Section 3.  Meetings of the Board of Directors shall be held at such place within or without the State of Illinois as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting.  Regular meetings of the Board shall be held at such time as may from time to time be fixed by resolution of the Board, and notice of such meetings need not be given.  Special meetings of the Board may be held at any time upon call of the President or a Vice President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before any such meeting.  A meeting of the Board may be held without notice immediately after the annual meeting of the shareholders at the same place at which such meeting is held.  Any meeting may be held without notice if all of the Directors are present at the meeting, or if all of the Directors sign a waiver thereof in writing.

Section 4.  Meetings of the Board of Directors shall be presided over by the Chairman or, if he is not present, the President, or a Vice President, in that order, or, if no such officer is present, by a chairman to be chosen at the meeting.  The Secretary of the Corporation or, if he is not present, an Assistant Secretary of the Corporation or, if neither the Secretary nor an Assistant Secretary is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

Section 5.  The Board of Directors, by the affirmative vote of a majority of the whole Board may appoint an Executive Committee and a Finance Committee, in each case to include three or more Directors, as the Board may from time to time determine. Each such Committee shall have and may exercise such powers as may from time to time be specified in the resolution or resolutions of the Board of Directors creating such Committee, respectively.  The Board shall have the power at any time to fill vacancies in, to change the membership of or to dissolve, either such Committee.  Each Committee may make rules for the conduct of its business, and may appoint such committees and assistants as it shall from time to time deem necessary.  A majority of the members of each Committee shall constitute a quorum and the action of a majority thereof shall be the action of such Committee.  All actions taken by such Committee shall be reported to the Board at its meeting next succeeding such action.

Section 6.  The Board of Directors may also appoint one or more other committees to consist of such number of the Directors and to have such powers as the Board may from time to time determine.  The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee.  A majority of the members of any such committee shall constitute a quorum and may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide.  All action taken by any such committee shall be reported to the Board at its meeting next succeeding such action.

Section 7.  Each member of the Board of Directors who is not a salaried officer or employee of the Corporation shall be compensated for his services as director of the Corporation.  The Board of Directors shall fix the amount of such compensation.

Section 8.  (a) (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(2)  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a) (1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action.  To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.  Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(3)  Notwithstanding anything in the second sentence of paragraph (a) (2) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (a) (2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

(c)  (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2)  For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)  Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.  Nothing in this Bylaw shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect Directors under specified circumstances.

ARTICLE III

Officers

Section 1.  As soon as may be after the election held in each year, the Board of Directors shall elect a President (who shall be a director), one or more Vice Presidents, one or more of whom may be designated as Executive Vice President or Senior Vice President, and a Secretary and a Treasurer and a Controller, and may elect a Chairman (who shall be a director) and a Chief Operating Officer.  The Board of Directors may appoint or remove such other officers and agents of the Company as it may deem proper or may delegate such authority to the Chief Executive Officer. The Chief Executive Officer of the Company shall be the President or Chairman of the Board, as designated by the Board of Directors. In the event that a Chairman of the Board has not been elected, the President shall be the Chief Executive Officer.  The same person may be elected or appointed to more than one office.

Section 2.  The term of office of all officers shall be one year or until their respective successors are elected, but any officer or agent may be removed, with or without cause, at any time by the affirmative vote of a majority of the members of the Board then in office.

Section 3.  The officers of the Corporation shall each have such powers and duties as may be prescribed from time to time by the Board of Directors or, in the absence of such prescription, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices.  The Treasurer, the Assistant Treasurers and any other officers or employees of the Corporation may be required to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

Section 4.  The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, or pursuant to such authority as the Board may from time to time prescribe.

ARTICLE IV

Uncertificated Shares and Certificates of Stock

Section 1.  The interest of each shareholder of any class of stock of the Company shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of stock of the Company represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to the Company and (b) the Company may, at its option but without obligation, issue certificates for some or all of any shares of some or all of any classes and series of stock as determined by the Company from time to time.  The shares of stock of the Company which are to be evidenced by certificates as provided in this Bylaw shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman, if any, or the President or a Vice President (including Senior or Executive Vice Presidents) and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Company and sealed with the seal of the Company and shall be countersigned and registered in such manner if any, as the Board of Directors may from time to time prescribe.  Any or all of the signatures on the certificate may be facsimile and the seal may be facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the person were an officer, transfer agent or registrar at the date of issue.  Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership.  The Company shall also furnish to a holder of uncertificated shares such information as is required pursuant to Section 5/6.35. of the Illinois Business Corporation Act.

Section 2.  The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by duly authorized attorney, upon delivery of an assignment and power of transfer, duly executed, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require, and with respect to any shares represented by a certificate upon surrender for cancellation of such certificate.

Section 3.  No shares of stock of the Company shall be transferred if represented by a certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require.  No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except that upon the request of the shareholder the Company may, at its option but without obligation, issue a replacement certificate upon production of such evidence of such loss, theft or destruction, and upon the Company being indemnified to such extent and in such manner as the Board of Directors in its discretion may require.

Section 4.  All determinations by the Company from time to time as to whether the Company shall at its option issue a certificate for any shares of any class or series of stock as provided in this Bylaw shall be made by such officers of the Company as may be designated by the Board.

ARTICLE V

Checks, Notes, etc.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors; provided that checks drawn on the Corporation’s bank accounts may bear facsimile signature or signatures, affixed thereto by a mechanical device, of such officer or officers and/or agent or agents as the Board of Directors shall authorize.

ARTICLE VI

Fiscal Year

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE VII

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and the works “Corporate Seal 1923 Illinois.”

ARTICLE VIII

Indemnification

Section 1.  Indemnification of Directors, Officers and Employees.  The Corporation shall, to the fullest extent to which it is empowered to do so by the Business Corporation Act of 1983 or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, trustee, or fiduciary of the Corporation, or of a Corporation-sponsored or Corporation-administered trust or benefit plan, or is or was serving at the request of the Board of Directors of the Corporation as a director, officer, employee, trustee, or fiduciary of another corporation, partnership, joint venture, trust, benefit plan, or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings.

Section 2.  Contract with the Corporation.  The provisions of this Article VIII shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article is in effect, and any repeal or modification of this Article shall not affect any rights or obligations hereunder with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 3.  Other Rights of Indemnification. The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 4.  Retroactivity.  The provisions of this Article are to be given retroactive effect.

ARTICLE IX

Amendments

These Bylaws, or any part thereof, may be altered, amended or repealed at any meeting of the Board of Directors, provided that notice of such meeting shall set forth the substance of such proposed change.